Exhibit 24(b)(9)

[ING STATIONERY]

December 15, 2010

Members of the Board of Directors
ING USA Annuity and Life Insurance Company
1475 Dunwoody Drive
West Chester, PA 19380-1478

Re:	File Nos. 333-09515, 811-02512
Prospectus Name: ING Income Annuity

Ladies and Gentlemen:

In my capacity as Counsel for ING Life Insurance and Annuity Company (the “Company”), I have examined the Registration Statement on Form N-4 in connection with the registration under the Securities Act of 1933, as amended to the date hereof, of an indefinite number of units of interest in Variable Annuity Account B of the Company (the “Account”). I am familiar with the proceedings taken and proposed to be taken in connection with the authorization, issuance and sale of units.

Based upon my examination and upon my knowledge of the corporate activities relating to the Account, it is my opinion that:

(1)	The Company was organized in accordance with the laws of the State of Connecticut and is a duly authorized stock life insurance company under the laws of Connecticut and the laws of those states in which the Company is admitted to do business;

(2)	The Account is a validly established separate investment account of the Company;

(3)	Under Connecticut law, the portion of the assets to be held in the Account equals the reserve and other liabilities for variable benefits under variable annuity contracts to be issued by the Account, and such assets are not chargeable with liabilities arising out of any other business the Company conducts;

(4)	The units and the variable annuity contracts will, when issued and sold in the manner described in the registration statement, be legal and binding obligations of the Company and will be legally and validly issued, fully paid, and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the registration statement.

Sincerely,

/s/ Nicholas Morinigo
Nicholas Morinigo
Counsel

ING USA Annuity and Life Insurance Company
1475 Dunwoody Drive
West Chester, PA 19380-1478

Tel: (610) 425-3447
Fax: (610) 425-3520